PROMISSORY NOTE II

U.S. (up to) $200,000                                           April 30, 1996

                  For value received and intending to be legally bound, VERMONT PURE SPRINGS, INC., a Delaware corporation having a business address in Randolph, Vermont ("Creditor"), hereby promises to pay to the order to HAPPY ICE CORP., a New York Corporation having a business address in Fairport, New York, ("Payee"), after date, the principal sum of up to Two Hundred Thousand Dollars ($200,000), as such amount is detailed in Section 1 below, together with interest thereon upon the terms and conditions hereinafter set forth. Capitalized terms used herein and not herein defined shall have the meaning ascribed to such terms in the Asset Purchase Agreement dated as of the date hereof between Maker and Payee.

                  1. Principal Amount. The principal amount of this Note shall be determined by multiplying the average annual EBITDA for the twenty-four (24) months following Closing by a factor of 3.67 and subtracting $1,450,000, as more particularly provided in its Asset Purchase Agreement, subject, however, to the further condition that in no event shall the principal amount of this Note be greater than $200,000.

                  2. Interest Rate. Interest shall accrue on the outstanding principal balance hereof at a definite and certain, per annum rate equal to eight percent (8%), but such interest shall not begin to accrue until May 1, 1998. Interest shall be calculated on a three hundred sixty-five (365) day year for the actual number of days elapsed in each calendar year.

                  3. Default Rate. Notwithstanding the foregoing, interest will accrue and be payable on any outstanding principal amount hereof and all other sums payable hereunder not paid when due (whether at the stated maturity date thereof or by reason of any requirement for the prepayment thereof, by acceleration or otherwise), still paid or upon the occurrence and continuation of any other Event of Default at the rate per annum that is five percent (5%) in excess of the interest rate set forth in Section 2 above (the "Default Rate").

                  4.     Payments.

     a. Interest. Interest that accrues on the outstanding principal balance hereof at the rate set forth above shall be due and payable quarterly in arrears, commencing on May 1, 1998.

     b. Principal Balance. The principal balance of this Note shall be due and payable on May 1, 1999 together with all accrued interest and all other sums due and owing hereunder.

     5. Prepayment. Maker shall have the right to prepay, without premium or penalty, the principal sum hereof, in whole or in part, at any time, provided that such


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repayment is accompanied by the payment of all interest accrued hereunder to the date of prepayment and all other fees and charges due hereunder.

     6. Place of Payment.  Principal and interest  hereunder shall be payable to
Robert  E.  Witherspoon,  Jr.,  Performance  &  Leadership  Development,   Ltd.,
International Square, 1825 Eye Street, NW, Suite 400, Washington, D.C. 20006.

                  7. Events of Default. Upon the occurrence and during the continuance of any of the following events (each of which shall be an "Event of Default"), Maker may declare the principal of and interest on this Note immediately due and payable, and the principal of and interest on this Note shall become immediately due and payable, anything in this Note to the contrary notwithstanding:

     (a) Debtor fails to pay any principal of or interest on this Note when due and such default is not cured by Debtor within five (5) business days of written notice being given by Maker to Debtor of such default.

     (b) Debtor fails to pay when due any other indebtedness and such default is not timely cured.

     (c) Debtor makes an assignment for the benefit of creditors, commences (as the debtor) a case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law.

     (d) A case in bankruptcy or any proceeding under any other insolvency law is commenced against Debtor (as the debtor) and a court having jurisdiction in the premises enters a decree or order for relief against Debtor as the debtor in such case or proceeding, and such case or proceeding is continued for sixty (60) days, or Debtor consents to or admits the material allegations against it in any such case or proceeding.

     (e) A trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of Debtor for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors.

     8. Severability. If any provision of this Note is held to be invalid or enforceable by a court of competent jurisdiction, the other provisions of this Note remain in full force and effect and shall be liberally construed in favor of Payee in order to effect the provisions of this Note.



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                  9.  Limitation of Interest to Maximum Lawful Rate. In no event shall the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Payee may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the said sums outstanding shall be refunded in cash to Maker by Payee. Any such crediting or refund shall not cure or waive any default by Maker hereunder.

     10. Cost of Collection. Debtor agrees to pay all reasonable out-of-pocket expenses of Maker (including reasonable attorneys fees) in connection with the enforcement or collection of this Note.

     11. Successors and Assigns. This Note shall inure to the benefit of Maker, any holder of this Note and their respective successors and assigns.

12. Applicable Law. This instrument shall be governed by and construed according to the laws of the State of New York.

     13. Captions. The option or headings of the paragraphs in this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

     14. Construction. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders. The words "Payee" and "Maker" shall be deemed to include the respective heirs, personal representatives, successors and assigns of Payee and Maker.

                  IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.


                                    VERMONT PURE SPRINGS, INC.



                                    By: _________________________
                                        Bruce S. MacDonald
                                        Vice President, Chief Financial Officer
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